Exhibit 16

                              PIC INVESTMENT TRUST

                                Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and/or trustees of PIC Investment Trust appoints Robert H. Wadsworth or Aaron W. L. Eubanks, Sr. and each of them his true and lawful attorney to execute in his name, place and stead and on his behalf a registration statement under the Securities Act of 1933 and the Investment Company Act of 1940 on Form N-14 with respect to shares of beneficial interest of said Delaware business trust and any and all amendments to said registration statement (including post-effective amendments), and all instruments necessary or incidental in connection therewith and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned every act whatsoever requisite or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do, the undersigned hereby ratifying and approving all such acts of said attorney.

     IN WITNESS WHEREOF, the undersigned has executed this instrument this 18th day of December, 2001.


/s/ Jettie M. Edwards                   Trustee
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Jettie M. Edwards

/s/ Thomas J. Condon                    Trustee
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Thomas J. Condon


/s/ Richard N. Frank                    Trustee
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Richard N. Frank


/s/ James Clayburn LaForce              Trustee
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James Clayburn LaForce


/s/ Angelo R. Mozilo                    Trustee
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Angelo R. Mozilo


/s/ Wayne H. Smith                      Trustee
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Wayne H. Smith


/s/ William T. Warnick                  Treasurer and Principal Financial and
----------------------------------      Accounting Officer
William T. Warnick